STOCK OPTION AGREEMENT

                                        UNDER THE

                                 STOCK OPTION PLAN OF ____



AGREEMENT made as of the ____ day of _____________, by and between USF&G Corporation (the "Corporation"), and
________________ (the "Option Holder").



WHEREAS, the Corporation has adopted the Stock Option Plan of ______ (the "Plan"); and



WHEREAS, by action of the Compensation Committee of the Board of Directors of the Corporation (the "Committee"), the Option Holder has been selected to participate in, and designated as a Key Person under the Plan, and has this day been granted an Option thereunder;



NOW, THEREFORE, THIS AGREEMENT WITNESSETH: That in consideration of the mutual promises and representations herein contained and of other good and valuable consideration, the Corporation and the Option Holder agree as follows:



1.      The Corporation grants to the Option Holder the right

and option to purchase _____________________________(_____)

shares of the Common Stock of the Corporation at a

price of ______________________ Dollars ($_____) per share,

exercisable  only as  follows:  up to 33 1/3% of the shares

may be purchased at any time before expiration of the Option and after one year from the date hereof; up to 66 2/3% of the shares may be purchased at any time before expiration of the Option and after two years from the date hereof; and all of such shares may be purchased at any time before expiration of the Option and after three years from the date hereof; provided, however, that all such shares may be purchased at any time after the

occurrence of a Fundamental Corporate Transaction as defined in section 6 and in the Plan.  The Option will expire on the date ten (10) years and one day from the date hereof, subject to

earlier termination as provided herein or in the Plan.


2.      This Agreement is subject to restrictions and

limitations set forth in the Plan, a copy of which is incorporated by reference and made a part hereof.  Pursuant to the  Plan, but without altering any of the provisions thereof:  It is agreed that this

Option shall only be exercisable while the Option Holder is

employed by the Corporation or one of its subsidiaries, except that:



        (a)  If the Option Holder retires under criteria established by the Compensation Committee or becomes permanently disabled,

        this Option may be exercised by him not later than one (1)

        year after the date of such retirement or onset of permanent disability, but only as to the vested shares eligible for

        purchase under Section 1 as of the retirement date or date of permanent disability; and



        (b)     If the Option Holder shall die and on the date of his

        death was entitled to exercise this Option, this Option

        may be exercised not later than one (1) year after his

        death by his executor or administrator or other person at

        the time entitled by law to his rights under this Option,

        but only as to the vested shares eligible for purchase under

        Section 1 at the date of death,



        (c)   The  Committee, in its sole discretion, may permit the

        Option Holder to settle this Option in lieu of exercise

        if the participant becomes permanently disabled or as a

        death benefit in accordance with the terms and conditions

        of Article V of the Plan, and



       (d)  The Committee, in its sole discretion, may permit payment of the option price to be by surrender of unrestricted

        shares of the Common Stock of the Corporation (at their

        then market value on the date of exercise), or by a

        combination of cash, check and such surrendered shares.



3. It is agreed that in no event shall this Option be exercisable by anyone after the expiration of ten (10) years and one day after the date it is granted.



4. This Option shall be exercisable for the whole amount then exercisable, at any time during the option period, or for any part of the amount then exercisable (but not as to less than ten (10) shares at any one time unless the exercise is to exhaust this Option) from time to time during such period.



5. When an Option Holder desires to exercise his option under the Plan, notice shall be given in writing to the Corporation (Attn.: Corporate Secretary) of the number of shares to be purchased and the date that the purchase is to be consummated.
Except as otherwise provided hereby, payment of the purchase price is to be by check or money order and should accompany the written notice of exercise.



6. For purposes of this Section and Section 1, a "Fundamental Corporate Transaction" shall be and be deemed to occur on the date (i) of the first purchase of shares of the Common Stock of the Corporation pursuant to a tender offer or an exchange offer
(other than one made by the Corporation or holding company for the Corporation) for all or any part of the Corporation's Common
Stock, (ii) of approval of the stockholders of the Corporation of a merger, consolidation, sale, statutory or other share exchange, or disposition of all or substantially all of the Corporation's assets in which the Corporation (or holding company for the Corporation) will not survive as a publicly-owned corporation operating the business it operated prior to such transaction or (iii) on which any entity, person or group acquires beneficial ownership of shares of the Corporation's Common Stock (whether in one or a series of transactions), directly or indirectly, amounting to 30% or more of the outstanding shares of such class. A "holding company for the Corporation" means, in the foregoing, an entity that becomes a holding company for the Corporation without altering or planning to alter in any material respect the stockholders of the Corporation or the business of the Corporation and its subsidiaries as a whole, other than a case in which an acquisition of another company by the Corporation or the holding company is being accomplished concurrently.



7. This Option shall be non-transferable and non-assignable except that this Option may be transferred by testamentary instrument or by the laws of descent and distribution.



8. Upon exercise of this Option, Option Holder shall pay to the Corporation, or shall authorize the Corporation to withhold in accordance with applicable law from any compensation payable to him, any taxes required to be withheld by federal, state or local law as a result of the exercise of the Option.



 9. This Agreement may be simultaneously executed in two counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.


 10. This Agreement is not a contract of employment, and shall not be construed to limit the right of the Corporation or a subsidiary, as applicable, to terminate the Option Holder's employment at any time, with or without cause.



 11. The terms of this Agreement are also subject to any additional requirements or limitations as set forth in the Plan.



        IN WITNESS WHEREOF, the parties hereto have duly executed or caused this Agreement to be executed on the day and year first above written.







                                   USF&G CORPORATION



                             By____________________________

                                        Senior Vice President



                                 ____________________________

                                         Option Holder